Exhibit 99.4

Cabinets To Go, LLC

Financial Statements
Year Ended December 31, 2025

Cabinets To Go, LLC

Financial Statements
Year Ended December 31, 2025

Cabinets To Go, LLC

Contents

Independent Auditor’s Report	3-4

Financial Statements

Balance Sheet as of December 31, 2025	6

Statement of Operations for the Year Ended December 31, 2025	7

Statement of Changes in Member’s Deficit for the Year Ended December 31, 2025	8

Statement of Cash Flows for the Year Ended December 31, 2025	9

Notes to Condensed Financial Statements	10-19

Independent Auditor’s Report

The Member
Cabinets To Go, LLC
Lawrenceburg, Tennessee

Opinion

We have audited the financial statements of Cabinets To Go, LLC (the Company), which comprise the balance sheet as of December 31, 2025, the related statements of operations, changes in member’s deficit and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 2 to the financial statements, the parent company, F9 Brands, Inc., has agreed to support the operating, investing, and financing activities of the Company through at least one year and a day beyond the report date. Our opinion is not modified with respect to these matters.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment of a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

March 17, 2026, except for the use of the incremental borrowing rate in accounting for leases described in Note 9 as to which the date is July 31, 2026

Financial Statements

Cabinets To Go, LLC

Balance Sheet

December 31, 2025
Assets
Current Assets
Cash	$573,859
Accounts receivable, net of allowance for credit losses (including related party receivable of $700,204)	5,977,809
Inventories, net	31,145,255
Deposits on inventory	3,687,594
Prepaid expenses and other assets	4,020,114
Total Current Assets	45,404,631
Property and Equipment, Net	4,985,242
Right-of-Use Assets - Operating Leases	24,108,476
Right-of-Use Assets - Finance Leases	367,813
Security Deposits	1,855
Total Assets	$74,868,017
Liabilities and Member’s Deficit
Current Liabilities
Accounts payable (including related party payable of $2,072,918)	$5,378,742
Accrued expenses	8,322,197
Bank overdraft	1,705,387
Contract liabilities and customer deposits	15,830,427
Line of credit	46,500,000
Current portion of operating lease liabilities	10,032,558
Current portion of finance lease obligations	182,339
Total Current Liabilities	87,951,650
Long-Term Liabilities
Finance lease obligations, net of current portion	194,694
Operating lease liabilities, net of current portion	14,075,918
Total Liabilities	102,222,262
Commitments and Contingencies (Note 10)
Member’s Deficit	(27,354,245)
Total Liabilities and Member’s Deficit	$74,868,017

The accompanying notes are an integral part of the financial statements.

Cabinets To Go, LLC

Statement of Operations

Year ended December 31, 2025
Net Product Sales	$167,180,388
Net Service Sales	22,919,821
Total Net Sales	190,100,209
Cost of Sales – Product Sales	58,634,669
Cost of Sales – Service Sales	19,016,885
Total Cost of Sales	77,651,554
Gross Profit	112,448,655
Operating Expenses
Selling, general and administrative expenses	110,213,759
Amortization expense	9,869
Total Operating Expenses	110,223,628
Operating Income	2,225,027
Other Income (Expense)
Interest expense	(3,022,493)
Interest income	2,940,129
Other income, net	1,393,430
Total Other Income, Net	1,311,066
Income before state income tax	3,536,093
State Income Tax Expense	208,560
Net Income	$3,327,533

The accompanying notes are an integral part of the financial statements.

Cabinets To Go, LLC

Statement of Changes in Member’s Deficit

	Member’s Equity (Deficit)	Accumulated Earnings	Total Member’s Equity (Deficit)
Balance, December 31, 2024	$(49,548,097)	$28,078,071	$(21,470,026)
Distributions to Member	(29,753,218)	-	(29,753,218)
Contribution	20,541,466	-	20,541,466
Net loss	-	3,327,533	3,327,533
Balance, December 31, 2025	$(58,759,849)	$31,405,604	$(27,354,245)

The accompanying notes are an integral part of the financial statements.

Cabinets To Go, LLC

Statement of Cash Flows

Year ended December 31, 2025
Cash Flows from Operating Activities
Net Income	$3,327,533
Adjustments to reconcile net income to net cash provided in operating activities:
Depreciation and amortization	1,414,099
Recovery on inventory reserve	(15,349)
Non-cash lease expense	8,565,738
Interest on financing leases	20,462
Gain on fixed asset disposal	(17,807)
Change in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(3,676,278)
Prepaid expenses and other assets	417,476
Inventories, net	4,546,991
Deposits on inventory	381,918
Security deposits	192
Operating lease liabilities	(8,565,738)
Accounts payable	(573,023)
Accrued expenses	(1,951,887)
Bank overdraft	1,705,387
Contract liabilities and customer deposits	(2,293,270)
Net Cash Provided by Operating Activities	3,286,444
Cash Flows from Investing Activities
Purchases of property and equipment	(337,009)
Proceeds from sale of property, plant, and equipment	14,325
Net Cash Used in Investing Activities	(322,684)
Cash Flows from Financing Activities
Proceeds from line of credit	23,000,000
Repayment of line of credit	(16,500,000)
Repayment of principal portion of finance lease liability	(262,850)
Contribution from Member	20,541,466
Distribution to Member	(29,753,218)
Net Cash Used in Financing Activities	(2,974,602)
Net Decrease in Cash	(10,842)
Cash, beginning of year	584,701
Cash, end of year	$573,859
Supplemental Disclosure of Cash Flows Information
Cash paid during the year for:
Interest	$3,022,493
State income taxes, net of refunds	208,560
Non-cash transactions:
Modifications to Right-of-Use Assets - operating leases	8,701,738

The accompanying notes are an integral part of the financial statements.

Cabinets To Go, LLC

Notes to the Financial Statements

1. Nature of Business

Cabinets To Go, LLC (the Company) (a Limited Liability Company) is a retailer of kitchen cabinets, bathroom vanities, and fixtures with 105 retail locations in 39 states including Alabama, Arkansas, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nevada, Nebraska, North Carolina, New Hampshire, New Jersey, New Mexico, New York, Oregon, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, and Wisconsin.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States of America generally accepted accounting principles (GAAP). In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature. All material related-party balances and transactions are included and disclosed in these statements.

Liquidity and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and settlement of obligations in the normal course of business. The condition regarding the Company not having extended the due date of the line of credit, Note 8, and the line of credit classified as current, creates uncertainty as to the Company’s ability to meet its obligations as they come due within at least one year and a day post issuance of these financial statements.

Management has evaluated its plans whereby the Parent has committed to provide financial support to the Company to support the operating, investing, and financing activities of the Company through at least one year and a day beyond the report date. Further management notes the line of credit has been in place since August 2022 and has successfully renewed the line of credit with the lender three consecutive years.

The Company’s ability to continue as a going concern is dependent on the continued financial support of its Parent and the ability to execute its plan.

Accounts Receivable, Net of Allowance for Credit Losses

Trade accounts receivables are reported on the balance sheet at the amount due, adjusted for any allowance for credit losses. The Company provides an allowance for credit losses to reduce trade accounts receivables to their estimated net realizable value equal to the amount expected to be collected. The allowance for credit losses is estimated based on historical collection experience, current regional economic and market conditions, aging of trade accounts receivable, current creditworthiness of customers, and forward-looking information. Allowance for credit loss on accounts receivables as of December 31, 2025 and 2024 are immaterial. The balance of accounts receivables as of December 31, 2024 was $2,301,531.

Cabinets To Go, LLC

Notes to the Financial Statements
Inventory, Net

Inventory is valued at the lower of cost or realizable value, cost being determined using the average cost method. The Company records a reserve for valuation adjustments if the cost of inventory on hand exceeds the amount it expects to realize from the ultimate sale or disposal of the inventory.

The inventory in transit is inventory that the Company has taken possession of at the shipping point. This inventory is in the Company’s possession, on a ship and not yet received to the warehouse. The in-transit amount is $2,777,433 at December 31, 2025. This amount is included in inventory, net on the balance sheet.

Property and Equipment, Net

Property and equipment are stated at cost. The Company depreciates or amortizes its property and equipment utilizing the straight-line method over the following estimated useful lives:

Asset category	Estimated Useful Lives (Years)
Leasehold improvements	Lesser of 15 or term of the related lease
Furniture, fixtures and equipment	5-7
Computer hardware and software	5
Vehicles	3-5

Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations for the period.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate the carrying value of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. There was no impairment loss related to long‑lived assets during the year ended December 31, 2025.

Sales Taxes

The various states in which the Company operates impose sales tax on certain sales to nonexempt customers. The Company collects that sales tax from customers and remits the entire amount to the appropriate state. The Company accounts for taxes collected from customers on a net basis (excluded from revenue).

Revenue Recognition

The Company accounts for revenue per the requirements of Accounting Standard Update (ASU) 2014‑19, Revenue from Contracts with Customers, as amended (Topic 606).

Cabinets To Go, LLC

Notes to the Financial Statements
The Company recognizes revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the transfer of goods to customers. Revenue is related to the sale of kitchen and bathroom cabinets, counter tops and service related to installation. The Company recognizes revenue when the performance obligation is satisfied. Generally, the performance obligation is satisfied at a point in time when control of the goods is transferred to the customer and the Company has no further obligation to provide services related to the goods.

Installation service revenue is recognized when the service has been provided.

The Company requires a 100% deposit/down payment to be made at the time an order is placed for most customers. The amount is recorded within contract liabilities and customer deposits and will remain on the balance sheet until the cabinets are delivered to the customer, at which time the deposit will be recognized into revenue.

Revenues are recorded net of cash discounts as required by ASC 606.

The Company has made the practical expedient election, which allows for accounting for shipping and handling activities associated with the cabinets and counter tops as a fulfillment cost within cost of sales. The Company has also elected for all taxes assessed by government authorities that are imposed on or concurrent with revenue-producing transactions, such as sales, to be excluded from revenue.

There were no contract assets as of December 31, 2025 and 2024.

Leases

In February 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, Leases (codified as Accounting Standards Codification (ASC) 842), related to lease accounting. The Company elected the bundled practical expedients under which:

•	Any expired contracts need not be reassessed to determine whether they are or contain leases.

•	Leases that have commenced prior to the adoption of the new lease accounting standard will not be reassessed under the new guidance.

•	Any initial direct costs for existing leases need not be reassessed.

For leases with a term of 12 months or less, the Company has elected the practical expedient which allows a lessee to elect, by class of underlying asset, not to recognize a right-of-use (ROU) asset or lease liability. Under the new standard, a lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified assets for a period of time in exchange for consideration. For leases with a term of more than 12 months, lessees will need to recognize leases on the balance sheet as a ROU asset and a related lease liability and classify the leases as either operating or finance. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustments, such as initial direct costs.

Advertising

Advertising costs are expensed as incurred in operating expenses. Advertising expense for the year ended December 31, 2025 was $16,266,224.

Cabinets To Go, LLC

Notes to the Financial Statements
Income Taxes

The Company was formed as a limited liability company electing under the Internal Revenue Code and state statutes to be taxed as a partnership. Effective January 1, 2019, as part of a tax restructuring, 100% of the membership interest of the Company was contributed to a newly formed S Corporation, and the Company is a disregarded entity participating in the overall S Corporation return of its parent. In lieu of federal and state income taxes, the members of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income. Certain states, including California and Texas, continue to impose income taxes at the entity level rather than as a pass-through. Such state income taxes have been included in the statement of operations.

The Company has no unrecognized tax benefits at December 31, 2025. The Company’s federal income tax returns prior to the 2020 fiscal year and state income tax returns prior to the 2020 fiscal year are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with any tax matters as part of operating expenses and includes accrued interest and penalties, if any, in accrued expenses on the accompanying balance sheet.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, established a three-level hierarchy for fair value measurements that distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The hierarchy level assigned to financial instruments recorded at fair value is based on the Company’s assessment of the transparency and reliability of the inputs used in the valuation of such instrument at the measurement date.

Level 1 – This level consists of quoted prices for identical assets or liabilities in active markets at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The valuation under this approach does not entail a significant degree of judgment.

Level 2 – This level consists of inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. The valuation technique for the Company’s Level 2 assets is based on quoted market prices for similar assets from observable pricing sources at the reporting date.

Level 3 – This level consists of unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Cabinets To Go, LLC

Notes to the Financial Statements
The carrying values of cash, accounts receivable, net of allowance for credit losses, prepaid expense and other assets, accounts payable, accrued expenses, contract liabilities and customer deposits approximate fair value due to the short-term maturities of these instruments. No assets were adjusted to their fair values on a nonrecurring basis.

Business and Credit Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains its cash with multiple financial institutions. At times, such amounts may exceed federally insured limits. At December 31, 2025, the Company did not have any accounts in excess of federally insured limits.

For the year ended December 31, 2025, the Company purchased 27% of its inventory from one vendor.

Use of Estimates

The preparation of financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates.

Risks and Uncertainties

The Company is subject to risks and uncertainties as a result of continuing supply chain issues and rising inflation. Capital markets and economies worldwide have also been negatively impacted, and it has caused economic downturns or recessions in the U.S. and other markets. Such economic disruption could have a material adverse effect on the Company’s business. The ultimate impact on the Company’s operations and financial performance in future periods remains uncertain and will depend on future related developments, which are uncertain and cannot be predicted, but the Company does not anticipate any material impacts to its business, financial condition, results of operations and/or cash flows in the fiscal year ending December 31, 2025.

Recent Accounting Pronouncements

From time to time new accounting pronouncements are issued by the Financial Accounting Standards Board (the FASB) or other standard-setting bodies and adopted by the Company as of a specified effective date. Management reviewed all significant recently issued accounting pronouncements and concluded that they are either not applicable to the Company’s business or that no material effect is expected on the financial statements as a result of future adoption.

3. Inventories, Net

Inventory, net consisted of the following:

December 31, 2025
Finished goods	$32,855,807
Inventory reserve	(1,710,552)
Inventories, Net	$31,145,255

Cabinets To Go, LLC

Notes to the Financial Statements
4. Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following:

December 31, 2025
Prepaid expenses	$1,861,479
Other current assets	2,158,635
Prepaid Expenses and Other Assets	$4,020,114

5. Property and Equipment, Net

Property and equipment, net consist of the following:

December 31, 2025
Leasehold improvements	$9,696,776
Furniture, fixtures, and equipment	4,850,790
Computer hardware and software	3,202,748
Vehicles	3,572,002
21,322,316
Less: accumulated depreciation	(16,337,074)
Property and Equipment, Net	$4,985,242

Depreciation and amortization expense related to property and equipment for the year ended December 31, 2025 was $1,404,230.

6. Contract Liabilities and Customer Deposits

The opening and closing balances of the Company’s contract liabilities and customer deposits were as follows:

Balance, December 31, 2024	$18,123,697
Decrease	(2,293,270)
Balance, December 31, 2025	$15,830,427

Contract liabilities and customer deposits balance as of December 31, 2024 that was recognized as sales during the year ended December 31, 2025 amount to $14,576,232.

Cabinets To Go, LLC

Notes to the Financial Statements
7. Accrued Expenses

Accrued expenses at December 31, 2025, consisted of the following:

December 31, 2025
Sales tax payable	$700,420
Accrued payroll	1,400,982
Items received with no invoice received	3,786,016
Other accrued expenses	2,434,779
Accrued Expenses	$8,322,197

8. Credit Facilities

Line of Credit

On August 31, 2022, F9 Brands, Inc., parent company of Cabinets To Go, LLC, obtained a secured revolving line of credit for $20,000,000 from Bank of America with availability through August 30, 2023. F9 Brands, a related party, allowed the Company to borrow funds on this line of credit for business expansion. The line of credit was amended on August 30, 2023, to increase the credit limit to $60,000,000 and to extend availability through August 30, 2024, and to name the Company as guarantor on the line of credit. The facility was subsequently amended on August 22, 2024 to extend the maturity date to August 22, 2025, and on August 5, 2025 to extend the maturity date to October 1, 2026. In addition to the Company, three brother/sister companies are also guarantors on the F9 Brands line of credit. The interest rate on the revolving line of credit is a rate per year equal to the secured overnight financing rate (SOFR) (Adjusted Periodically) plus 1.80 percentage points and will be adjusted on the first day of every month (the Adjustment Date) and will remain fixed until the next Adjustment Date.

As of December 31, 2025, the F9 Brands line of credit had a balance of $46,500,000 with an interest rate of 5.67%.

9. Leases

Lessee Accounting

The Company leases vehicles, warehouses, retail stores, and equipment for use in its operations. The Company determines if an arrangement is or contains a lease at inception of the contract. The Company has lease agreements with lease and non-lease components and has elected to not separate lease and non-lease components for all classes of underlying assets. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. Leases with initial terms in excess of 12 months are recorded as either operating or financing leases in the balance sheet.
Operating leases are included in ROU asset - operating leases, current portion of operating lease liabilities, and operating lease liabilities net of current portion on the balance sheet. Finance leases are included in ROU asset - finance leases, current portion of finance lease liabilities, and finance lease liabilities, net of current portion on the balance sheet.

Cabinets To Go, LLC

Notes to the Financial Statements
Operating and finance lease assets and operating and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. For leases that do not provide an implicit rate, the Company uses an incremental borrowing rate available at the lease commencement date based on the information available, including lease term, in determining the present value of future payments. The operating lease asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Operating lease expense is recognized on a straight-line basis over the lease term and reported in selling, general and administrative expense, and financing lease expense is recorded as selling, general and administrative expense and interest expense in the statement of operations.

The following table represents the assets and liabilities of the finance and operating leases:

December 31, 2025
Assets
Operating leases	ROU assets – operating leases	$24,108,476
Finance leases	ROU assets - finance leases	367,813
Total Lease Assets		$24,476,289
Liabilities
Current:
Operating	Current portion of operating lease liabilities liabilities – current	$10,032,558
Finance	Current portion of finance lease	182,339
Non-current:
Operating	Operating lease liabilities – net of current portion	14,075,918
Finance	Finance lease liabilities – net of current portion	194,694
Total Lease Liabilities		$24,485,509

Finance lease assets are recorded net of accumulated depreciation of $929,551 as of December 31, 2025.

The components of the Company’s lease cost are as follows:

December 31, 2025
Lease Costs
Finance lease costs:
Amortization of ROU assets	Selling, general and administrative expenses	$235,310
Interest of lease liabilities	Interest expense	20,462
Operating lease costs	Selling, general and administrative expenses	10,221,007
Total Lease Costs		$10,476,779

Cabinets To Go, LLC

Notes to the Financial Statements
Aggregate payments of lease liabilities subsequent to December 31, 2025 are as follows:

Year ending December 31
	Operating	Finance	Total
2026	$10,032,558	$194,858	$10,227,416
2027	7,197,225	136,970	7,334,195
2028	4,497,094	55,290	4,552,384
2029	3,111,766	10,377	3,122,143
2030	1,224,434	-	1,224,434
2031	-	-	-
Thereafter	-	-	-
Total Lease Payments	26,063,077	397,495	26,460,572
Less: imputed interest and interest	(1,954,601)	(20,462)	(1,975,063)
Present Value of Lease Liabilities	$24,108,476	$377,033	$24,485,509

The following table presents the weighted-average remaining lease term and discount rate:

December 31, 2025
Weighted-average remaining lease term - finance lease	1.95 years
Weighted-average remaining lease term - operating lease	3.15 years
Weighted-average discount rate - finance lease	4.09%
Weighted-average discount rate – operating lease	4.54%

10. Commitments and Contingencies

Legal Matters

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, such actions will not have a material effect on the Company’s financial condition or results of operations or cash flows.

11. Related Party Transactions

Leased Facilities

In 2025, all of the Company’s leases were with a related party owned by the member of the Company. Rent expense from these leases amounted to $10,221,007 for the year ended December 31, 2025.

Loans from Member

The Company obtained a line of credit through a related party during 2023 (see Note 8).

Cabinets To Go, LLC

Notes to the Financial Statements
Interest Expense

The Company incurred $3,022,493 in interest expense on the line of credit for the year, which was offset by a sister entity’s interest income paid to the Company of $2,940,129.

Accounts Receivable

The Company provides goods sold to related parties in the normal course of business. Amounts due from related parties are included in accounts receivable in the accompanying balance sheet. Accounts receivable from related parties totaled $700,204 as of December 31, 2025.

Accounts Payable

The Company purchases goods and/or services from related parties in the normal course of business. Amounts due to related parties are included in accounts payable in the accompanying balance sheet. Accounts payable to related parties totaled $2,072,918 as of December 31, 2025.

12. Subsequent Events

On April 8, 2026, Bed Bath & Beyond announced that it has signed a Letter of Intent to acquire the equity interests and substantially all assets of F9 Brands, Inc., which owns and operates Cabinets To Go, Lumber Liquidators, Gracious Home / Thos. Baker, and Southwind Building Products for $150,000,000. The sale is expected to close in August 2026.

Management has evaluated events and transactions that occurred between December 31, 2025 and July 31, 2026, which is the date the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.